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IN RELATION TO THE ESTABLISHMENT OF GUANGHUI HIGHWAY DEVELOPMENT COMPANY LIMITED

                              COOPERATIVE CONTRACT

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                                 (TRANSLATION)




                               20th December 1996
                                    Huizhou

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                                    TABLE OF CONTENTS

CHAPTER  1  GENERAL PROVISIONS
CHAPTER  2  DEFINITIONS
CHAPTER  3  PARTIES TO THE COOPERATIVE COMPANY
CHAPTER  4  ESTABLISHMENT OF THE COOPERATIVE COMPANY
CHAPTER  5  THE PURPOSE OF COOPERATION AND SCOPE OF BUSINESS
CHAPTER  6  TOTAL INVESTMENT, REGISTERED CAPITAL AND CONDITIONS PRECEDENT
CHAPTER  7  BOARD OF DIRECTORS
CHAPTER  8  MANAGEMENT OFFICE
CHAPTER  9  COOPERATIVE COMPANY TENURE
CHAPTER 10 THE INCOME OF THE COOPERATIVE COMPANY AND ITS ALLOCATION CHAPTER 11 LABOUR MANAGEMENT
CHAPTER 12  FOREIGN EXCHANGE MANAGEMENT
CHAPTER 13  TAX, FINANCE AND AUDIT
CHAPTER 14  TERMINATION AND LIQUIDATION
CHAPTER 15  OTHERS

CHAPTER 1  GENERAL PROVISIONS

     Pursuant to the stipulation of the relevant laws and regulations of the People's Republic of China and a Cooperative Contract in relation to the establishment  of Guanghui  Highway  Development  Company  Limited  (hereinafter
"Cooperative Contract") on 5 August, 1996 by Huizhou Highway Property Development Limited (hereinafter "Party A") and Guanghui Highway Project Company Limited (hereinafter "Party B"), the following Articles of Association is concluded:

CHAPTER 2  DEFINITIONS

     Unless specified in this Articles of Association, the definition of the following terms are as follows:

2.1 "Approving Authority" refers to the national authority or department which exercises the approving right of the Cooperative Contract and this Articles of Association in accordance with the laws and regulations of the People's Republic of China.

2.2 "Cooperative Company" refers to the Company established by both Parties in this Articles of Association in accordance with the Cooperative Contract and this Articles of Association.

2.3 "Director" refers to an individual who is assigned by either Parties to this Articles of Association and work in the Board of Directors of the


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     Cooperative Company.

2.4 "Board of Directors" refers to the highest authority of the Cooperative Company mentioned in Chapter 7 of this Articles of Association.

2.5 "Cooperative Company Tenure" refers to the tenure stipulated in Chapter 9 in this Articles of Association.

2.6 "Effective Date" refers to the effective date of this Articles of Association and shall be the day on which the following conditions had been fulfilled:

     (1) This Articles of Association has been formally signed by both Parties; and

     (2) this Articles of Association has been approved by the approving authority.

2.7 "Force Majeure" refers to earthquake, typhoon, fire, flood, war, starving or other unforeseen events, and their happening and consequences are unpreventable and unavoidable.

2.8 "Management Staff" refers to the general manager, deputy general manager, chief accountant and other management staff appointed by the Board of Directors.

2.9 "Road Sections of the Project" refers to Jinlong Highway, 71.776 kilometers in total and is divided into two sections:

     Section  One:
     Starting from Shierling, Young's Village (the intersection of Provincial Expressway Route No. 1914 and National Expressway Route No. 205), through Gongzhuang, Pingling and ends at Baisha Bridge, Longmen, 44.238 kilometers in total.

     Section Two:
     From Yewu Village, Xiaojin Town, Huicheng District, through Donghang, Liangtian, Taimei, Leigong, ends at Shierling, Boluo County, 27.538 kilometers in total.

     The route of the road sections please see Appendix I of the Cooperative Contract.


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2.10 "Section  for initial  investment"  refers to a section of Jinlong  Highway which is from Baisha Bridge, Longmen, passing through Pingling, to Gongzhuang, 35 kilometers in total.

2.11 "Toll Booth" refers to Donghang Toll Booth and Pingling Toll Booth on the road sections of the project or other toll booths agreed to be set up from time to time by both Parties.

2.12 "Exclusive Operating Rights" refers to the exclusive rights in relation to the operation, management, maintenance, repair and the collection of toll fees granted by Government Department in accordance with the laws.

CHAPTER 3  PARTIES TO THE COOPERATIVE COMPANY

3.1  Party A
     Name                 : Huizhou Highway Property Development Company
     Place of Registration: Huizhou, Guangdong Province, China
     Address              : 12, Xidi Road, Huizhou, Guangdong Province, China
     Legal Representation : Zhang Jisheng
     Fax No.              : (0752) 2232425

3.2  Party B
     Name                 : Guanghui Highway Project Company Limited
     Place of Registration: British Virgins Island
     Address              : Suite 5301, Central Plaza, 18 Harbour Road, Wanchai,
                            Hong Kong.
     Legal Representation : Mr. Yiu Yat Hung
     Fax No.              : (852) 25190969

3.3  Qualifications

          On the signing date and effective day of this Articles of Association, each Party shall represent and guarantee to the other Party that:

     (1) That Party is established in accordance with the laws of the places of its establishment and setting up and shall ensure that its existence is effective with good reputation;

     (2) that Party shall have the rights, power and authorization required to enter into this Articles of Association, and on the effective date, that party shall have the rights, power and authorization required to fully execute all the obligations in this Articles of Association;


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     (3) that  party  has taken all  necessary  steps to ensure  that it has the right to enter into this Articles of Association and its representative of that Party, of which signature attached, shall have the right to sign this Articles of Association with a letter of attorney, this kind of signing shall have the binding power to that Party.

     (4) the signing and execution of this Articles of Association does not infringe contravene and against the provisions of any rules, laws, regulations, ordinance, any authorization or approvals from government authorities, or any agreement or articles that that Party is one of the signing parties.

     (5) There is no litigation, arbitration, or other judicial, administration or government investigation towards that Party which are pending or known by that Party and going to happen soon.

     (6) Disclosed all information received from the Chinese Government which may affect the other party to fulfill its obligations of this Articles of Association; and the disclosure of those information or documents, representations may affect the willingness of the other party to sign the document. And also the information that that party has supplied to other party contains no material misstatement or has not made any information which leads to misunderstanding.

     (7) Disclosed all information received from the Chinese Government which may affect the other party to fulfill its obligations of this Cooperative Contract; and the disclosure of those information or documents, representations may affect the willingness of the other party to sign the document. And also the information that the party has supplied to other party contains no material misstatement or has not made any information which leads to misunderstanding.

CHAPTER 4 ESTABLISHMENT OF THE COOPERATIVE COMPANY

4.1 In accordance with the "Law of Sino-foreign Cooperative Company in the People's Republic of China" and other relevant laws and regulations, both Parties agree to establish a sino-foreign Cooperative Company in Huizhou, Guangdong Province, China according to the provisions stipulated in the Cooperative Contract and this Articles of Association. The Cooperative Company shall comply with the laws and regulations in China and its legal rights and benefits are protected by Chinese laws.

4.2 The name of the Cooperative Company is "Guanghui Highway Development Company Limited".


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4.3  The  Cooperative  Company shall  register at Huizhou,  Guangdong  Province,
     China. Its registered address shall be No. 12, Xidi Road, Huizhou.

4.4 The establishment date of the Cooperative Company shall be the date on which the business license of the Cooperative Company is issued.

4.5 The organization form of the Cooperative Company shall be a limited liability company and the Cooperative Company shall be an enterprise legal person in the People's Republic of China. The Cooperative Company shall be liable to the liabilities of the Cooperative Company with all of its assets. Each Party to shall be liable to the Cooperative Company within the limit of the capital subscribed by it. Both Parties shall not be liable for the liabilities (individual or joint liabilities) of the Cooperative Company directly.

4.6 All activities of the Cooperative Company in the People's Republic of China shall be governed by the laws and regulations of the People's Republic of China.

CHAPTER 5 THE PURPOSE OF COOPERATION AND SCOPE OF BUSINESS

5.1 The purpose of the Cooperative Company is in comformity with the principle of enhancing the economic cooperation and technical exchanges, to reform the road sections of the project, improve transportation conditions, traveling safety and smooth traffic on the road sections, enhance the economic relationship between Huizhou District and Beijing City, Hebei Province, Henan Province, Hubei Province, Guangzhou, Shenzhen, Heyuan, Zhuhai Delta, Yuebei, Gannan, Minxi, etc. and to ensure satisfactory investment benefits of both Parties from the collection of vehicles passing fees, fees from supplementary facilities and the fees from other aspects by adopting technical and management experience of international standards.

5.2  The  business  scope  of  the  Cooperative   Company  includes:   Providing
     improvement, management, operation and maintenance services for the "Road Sections of Initial Investment".

5.3 Unless indicated in the Cooperative Contract, "management and operation" also include the sole rights of handling vehicles passing fees and collecting other fees.


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
CHAPTER 6 TOTAL INVESTMENT, REGISTERED CAPITAL AND CONDITIONS PRECEDENT

6.1 The total investment of the Cooperative Company shall be RMB560,000,000 (USD67,300,000) while the total initial investment shall be USD29,800,000.

6.2 The registered capital of the Cooperative Company shall be USD11,920,000. Party A shall contribute USD2,384,000, accounting for 20% of the registered capital and shall be contributed in assets. Party B shall contribute USD9,536,000, accounting for 80% of the registered capital.

6.3 Both Parties agree the following conditions as the investment into the Cooperative Company:

      Party A: The rights and assets of Jinlong Highway (from Longmen to Qingxi, 7 kilometers in total), valued at USD5,960,000.

      Party B: USD23,840,000 in cash.

6.4 The capital contributed by Party A shall be transferred to the Cooperative Company on the date of its establishment. The capital contributed by Party B shall be paid in the following ways after the establishment of the Cooperative Company and the provisions of the following documents by both
     Parties: the first installment of USD5,000,000 shall be paid within a month while the second installment of USD4,536,000 shall be paid within three months. The balance of the investment shall be paid according to the construction progress. Party A shall provide evidence on quality and the completion time during the examination of the construction work.

          (1) The valuation of the contribution by Party A shall be recognized by the State-owned Assets Administration Bureau and Party B shall agree the estimated value for Party A made by the above Bureau.

          (2) The exclusive rights for not less than 30 years granted by the relevant government department to both Parties and approval of capital contribution of that kind of operation right of Party A.

          (3) An Agreement on Supervision of the Specified Bank Account signed by both Parties and the Bank.


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          (4) Party B satisfies  Party A's ability of the payment of  investment return (see 10.1, 10.2 and 10.3).

6.5 After the contribution of capital by both Parties, an accountant registered in the People's Republic of China shall be appointed by the Cooperative Company to verify the capital contributed and a report of it shall be provided. A capital contribution certificate shall be issued by the Board of Directors of the Cooperative Company in the name of the Cooperative Company.

6.6 All assignment shall be approved by the approving authority. After its approval, the Cooperative Company shall proceed the procedures for changes from the relevant government authority (other than merge and listing).

6.7 In case any Party to the Cooperative Company assigns all or part of its cooperation conditions and rights, the other Party to the Cooperative Company shall have the priority to have the right of assignment (other than merge and listing).

CHAPTER 7 BOARD OF DIRECTORS

7.1 In addition to its other obligations set forth in this Cooperative Contract, Party A shall be responsible for the following matters:

     (1) Handling of applications for approval, registration, the business license, tax registration and other matters concerning the establishment of the Cooperative Company from the relevant departments in China;

     (2) Providing conditions of capital contribution and cooperation according to the stipulation in Article 6 of this Cooperative Contract;

     (3) Assisting the worker of Party B and the staff of the Cooperative Company in applying for the entry visa, working permit and processing their traveling matters;

     (4) Responsible for handling other matters entrusted by the Cooperative Company.


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7.2  The Board of Directors  shall be the highest  authority of the  Cooperative
     Company. It shall have the following rights and authority:

     (1) Providing conditions of capital contribution and cooperation according to the stipulation in Article 6 of the Cooperative Contract;

     (2) Responsible for handling other matters entrusted by the Cooperative Company.

CHAPTER 8 REPRESENTATIONS AND WARRANTIES

8.1 The following represenations and warranties are made by Party A to Party B.

     (1) The existing Company is legally established by Party A in Accordance with the laws in the People's Republic of China. It is a enterprise legal person in the People's Republic of China which solely bears the liabilities, bear sole responsibility for its profits or losses and holds an effective business license for enterprise legal person;

     (2) Party A is a Company that have the right and ability to develop, construct, operate and manage Jinlong Highway in accordance with the laws in the People's Republic of China and have sufficient right and ability to conclude this Cooperative Contract with Party B and fulfill all the provisions stipulated in the Cooperative Contract;

     (3) Pursuant to the laws in the People's Republic of China and the authorization from the relevant government departments, Party A shall have the exclusive operating right on Jinlong Highway at least for 30 years upon the effective day of this Cooperative Contract. Party A shall have the right to use the above exclusive operating right as the capital injected into the Cooperative Company.

     (4) There is no mortgage or in any other forms of pledge on the exclusive operating right of the road section of initial investment of Jinlong Highway which is contributed by Party A as capital;

     (5) A necessary feasibility study for the reconfiguration and management of the road sections of Jinlong Highway have been proceeded and all the approval documents from the government as required have been received. Party A shall provide Party B with all valid documents of the aforesaid information before the signing of this Cooperative Contract. Party A shall be responsible for handling all the applications for approval and registrations (including but not limited to the procedures proceeded in the department of foreign exchange management) in order to make this Cooperative Company valid.



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     approval  documents  from the  government as required  have been  received.
     Party A shall provide Party B with all valid documents of the aforesaid information before the signing of this Cooperative Contract. Party A shall
     be  responsible  for  handling  all  the   applications  for  approval  and
     registrations (including but not limited to the procedures proceeded in the
     department  of  foreign   exchange   management)  in  order  to  make  this
     Cooperative Company valid.

CHAPTER 9 BOARD OF DIRECTORS

9.1 The date of registration of the Cooperative Company shall be the date of the establishment of the Board of Directors of the Cooperative Company.

9.2 The Board of Directors shall be the highest authority of the Cooperative Company. it shall have the following rights and authority:

     (1)  To determine the operation and investment plans;

     (2)  to determine the annual financial budget and accounting proposal;

     (3)  to determine the increase of the registered capital;

     (4) to determine the merge, subdivision, change of the form of the Coopertive Company and dissolution

     (5) to determine the establishment of internal management office;

     (6) to employ or dismiss the general manager, deputy general manager and chief accountant and according to the nomination of the general manager, to employ or dismiss other management staff and to determine their salaries;

     (7) to approve the basic management system (including financial system, accounting system, personnel management, labour management, etc.);

     (8) to amend the Articles of Association;

     (9) upon the decision of both Parties, other matters which shall be decided by the Board of Directors


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9.3  The Board of  Directors  is  composed of 9  directors,  of which 3 shall be appointed by party A, 6 by Party B. The term of office for the directors shall be 3 years, their term of office may be renewed if continuously appointed by the relevant party. Upon the expiration of the term of office of a director of any position of a director is vacated, the original appointing Party shall appoint any other person at any time or appoint a new director. The new appointment shall be effective after a written notice had been sent to the Cooperative Company.

9.4 The Board of Directors shall have one chairman and one vice-chairman. The chairman of the Board shall be appointed by Party B, and its vice-chairman by Party A. As the chairman is an extremely important position, Party B has agreed to consult Party A (about reappointment, time of replacement when the position is filled.

9.5 The chairman of the Board is the legal representative of the Cooperative Company, his responsibilities are:

     (1)  To call and hold the Board meetings;

     (2) to issue notice and make preparation to implement all the decisions made by the Board;

     (3) to sign the relevant legal documents on behalf of the Cooperative Company according to the decisions made by the Board of Directors;

     (4) to propose or accept the litigation proceedings on behalf of the Cooperative Company.

     The chairman of the Board shall not, without authorization of the Board of Directors, solely conduct any behavior which has binding effect to the Board of Directors or/and the Cooperative Company other than the activities mentioned before.

     Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman to represent him in the execution of the responsibilities of the chairman temporarily.

9.6 The Board of Directors shall convene at least one regular meeting every year.


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     The  meeting  shall be called and held by the  chairman  of the Board.  The first meeting shall be held within 45 days after the issuance of the business license. The chairman may convene an interim meeting based on a proposal made by two or more directors and a written notice sent to all directors of the Board of Directors 10 days in advance.

9.7 The meetings of the Board of Directors shall normally be held at the place of the Cooperative Company, but may be held at other locations or in other forms when necessary.

9.8 Should the directors be unable to attend the meeting, the chairman shall appoint a proxy in writing to represent him. The letter of attorney shall include the scope of authorization. In case any director cannot attend in person or appoint a proxy to attend the meeting for him, it shall be deemed as he forfeits his voting right.

9.9 The quorum for a Board meeting shall consist of three-quarters of the directors. Should the directors or their proxies be less than the quorum, the Board meeting shall be postponed by 15 days. At that time, no matter how many directors are present, there is enough quorum and all the resolution passed shall be valid, unless the absence of the directors is due to force majeure.

9.10 The Board meetings with quorum shall exercise all right, power to make decision or descretion which shall be exercised or are given by the Board of Directors or generally authorized by and Board of Directors.

9.11 Resolutions on the following issues shall be made only after being passed by the three quarters of directors or passed unanimously by other proxies present at the Board meeting:

     (1) To amend this Cooperative Contract, Attached Agreement and the Articles of Association of the Cooperative Company;

     (2) to change the legal structure of the Cooperative Company, including the number of shares of the Cooperative Company and the plan of listing, choosing and change of the name or trademark of the Cooperative Company;

     (3) to determine the increase or decrease of the registered capital of the


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     Cooperative Company

     (4) to determine the increase of the total investment of the Cooperative Company;

     (5) the Cooperative Company merges with other economic organization or any other form of reorganization;

     (6) to establish branches or subsidiaries or other branch institutions;

     (7) to sell, assign or in other forms to handle all or part of the assets, business or right of the Cooperative Company;

     (8) to establish or permitted to established any mortgage, pledge, options or any other th8ird party interest of the property or assets or any portion of capital of the Cooperative Company;

     (9) to extend, suspend, terminate or dissolve the Cooperative Company;

     (10) to determine major investment issues of the Cooperative Company.

9.12 The following issues shall be valid after being passed by more than three quarters of the directors (including their authorized proxies) present at the Board meetings (except abstention):

     (1) Change the business nature or location, establish, expand or close the business location of the Cooperative Company;

     (2) acquire and merge more than 20% interest of other enterprises, companies or entities;

     (3) purchase or handle the stocks from any other companies or other securities;

     (4) approve and amend the annual business plan, annual or quarterly financial or accounting report and Auditor's report of the Company, and for any approved budget, examine and approve any expenditure exceeding 10% of the expense items;

     (5) any capital expenses or investment;


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     (6)  set  up or  issue  any  bonds  or  convertible  bonds,  or to  receive provisions or loans by the forms other than normal trading.

     (7) any loan exceeding RMB1 million or other currencies equivalent to the amount;

     (8) the Cooperative Company shall provide guaranty or other guaranteed rights and interests or compensation for the third party benefits;

     (9)  provide  any  financing  arrangement,   including  loan  and  economic
     subsidies for any individuals, companies, entities, partnerships or other economic organizations or legal entities;

     (10) formulate or amend any contract provisions of the major suppliers accounting for 15% or more of the purchasing amount of the Cooperative Company or the main clients accounting for 15% or more of the sales amount of the Cooperative Company, or to terminate the existing relationship of those suppliers or clients;

     (11) the Cooperative Company (i) concludes, other than normal business contracts, a single project contract with a value exceeding RMB2 million or a entire contract with a value exceeding RMB5 million with any person, or
     (ii) concludes a single project contract with a value exceeding RMB500,000 or a entire contract with a value exceeding RMB1 million with any Party of terminate these two kinds of contracts;

     (12) the leasing, sale and purchase, reconstruction and/or operation not according to the original business purpose of the land use right and real estate such as the plant.

     (13) appoint or dismiss and replace the general manager, deputy general manager and chief accountant;

     (14) appoint or replace the auditor;

     (15)  formulate and amend the legal  provident  fund,  drawing  proposal of


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     legal public welfare fund and profit distribution proposal;

     (16) approve or alter the accounting method or policy;

     (17) for any nature of legal, administrative or arbitrary procedure (excluding legal procedures for the liabilities due to normal operation of the Cooperative Company or some extreme situation of the loss of the Cooperative Company and the Cooperative Parties caused by not taking actions) proposed by any third party, however, for the second situation, the chairman and/or general manager of the Company shall inform the Parties on time of the actions taken.

     (18) the Cooperative Company formulate, amend or terminate the retirement scheme, long-term service, compensation or similar arrangement of the present or retired management staff or employees, and the incentives or profit sharing plan of any employees.

9.13 The matters arisen from any Board meetings other than the matters mentioned in 9.11 and 9.12 are decided by ballot and passed by majority.

9.14 The minutes of Board Meetings are written and filed in Chinese. All minutes of Board Meetings shall be recorded with the name of the directors attending the meeting, all resolutions in the meeting and agenda. the minutes are officially filed until all directors having attended the meeting have signed. The Board of Directors hall deliver a copy of the minutes to each member of the Board as soon as possible after the end of the meeting.

9.15 Each director (including the Chairman) shall only have one vote.

9.16 Except for the part-time senior management staff or part-time employees, all directors shall serve the Cooperative Company without receiving remuneration. However, the expenses (including travel expenses, living expenses and other expenses) arisen from the attendance of Board Meeting by the directors shall be regards as the expenses of the Cooperative Company and shall be borne by the Cooperative Company.

CHAPTER 10  MANAGEMENT OFFICE

10.1 The cooperative company shall adopt a "General Manager Responsibility


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     System"  under  the  supervision  of Board of  Directors.  The  cooperative company establishes an operation management organization to be responsible for daily management of the company. The management organization employs one general manager and, one deputy general manager. After obtaining an agreement from both cooperative parties, the number of deputy general manager can be increased.

10.2 The selection of general manager shall be carried out according to Party B's recommendation. If there is only one deputy general manager, the person who fills this position shall be recommended by Party A. In case the number of deputy general manager is over one person, the cooperative two parties shall negotiate the number of people of each side that should be recommended. General manager and deputy general manager shall be appointed by Board of Directors. The tenure of employment lasts for 4 years or shall be decided by Board of Directors. This procedure is applicable for all the appointment of general manager and deputy general manager in the future unless there are any other resolutions made in the Board Meeting.

10.3 The responsibilities of the general manager include implementing all resolutions in the Board Meeting, organizing and managing the daily management operation of the cooperative company. The general manager is entitled to appoint several departmental managers to be responsible for the departmental duties. The departmental managers shall report to the general manager. Deputy general manager assists the general manager.

10.4 In case the general manager or the deputy general manger practices graft, seriously neglects his duty or is deliberately negligent, the general manager or the deputy general manager can be dismissed and replaced anytime through a resolution from the Board Meeting.

CHAPTER 11  COOPERATIVE COMPANY TENURE

11.1 The tenure of the cooperative company lasts for 30 years, starting from the day of the establishment of the cooperative company.

11.2 In case the cooperative two parties agree to extend the tenure of cooperation, the application for the extension of the cooperative period shall be submitted to the approval authority six months prior the expiration of the cooperation period. Party A shall assist to gain the approval of application.

CHAPTER 12  THE INCOME OF COOPERATIVE COMPANY AND ITS ALLOCATION

12.1 Regarding the contract of the cooperative company, both parties agree to allocate the income according to the proportion and methods stated below :

     Party A and Party B agree that Party B shall inject 80% of the total share capital. Party B shall have the priority, after the injection of the capital, to receive an annual return of 22% on its amount of investment for the first 7 years. (It will be calculated in installment in accordance with the actual injection amount and the time of injection into the bank account of the Cooperative Company). Party A shall pay for the Party B quarterly (i.e. 31st March, 30th June, 30th September, 31st December of each year).

     Both parties agree that for the next 10 years (i.e. from the eighth to the seventeenth year), after the deduction of 15% regular expenses and taxes, , 70% of the net revenue will be used for dividend distribution (in accordance with the ratio 2:8). The dividend will be distributed quarterly (i.e. at the end of March, June, September, December each year). The remaining 30% of revenue will be used to pay for the interest of the 20% of the total capital injected by Party A. The interest rate will be 13.5% per annum. In case Party A cannot receive all the invested principal and interest within 10 years, both parties agree that the cooperative company will continue to repay Party A from the seventeenth year onwards. When Party A has received all the principal and interest, the total revenue of the cooperative company, having deducted the 15% regular expenses (including the wages and welfare of the staff at toll booths, maintenance fee and so on), the cooperative company will allocate it to parties A and B in accordance with the ratio of their investment.

12.2 Both Parties A and Party B agree to act in accordance with the provisions of the State Administration Exchange Control. Party B's injection should be in United States Dollars. The "Cooperative Company" shall be responsible for exchanging the recoup return and profit into United States Dollars and remitting to the bank account stipulated by Party B. The exchange risk shall be borne by the cooperative company. Party A agree to pay Party B the investment return in United States dollars for the first seven years. The profit shared by Party B shall be settled in RMB. Party A shall be responsible for taking care of all the procedures to exchange RMB into foreign currency and remitting it to the bank account specified by Party B. Both parties A and B agree that if the exchange rate of U.S. dollars to RMB is 1:9.5 or below 1:9.5, then the exchange risk shall be borne by the cooperative company. If the exchange rate is above 1:9.5, the cooperative company will apply for an increase of toll fee through a relevant authority or will extend the operation period.

12.3 The cooperative company has the priority to have the rights of acquisition for the remaining part of Jinlong Highway. In order to ensure the cooperative company can pay to all the parties according to the stipulations in this contract, both parties agree to open a specified bank account at Huizhou branch of People's Construction Bank for Tongkeng toll booth, Pingling toll booth and other toll booths in transit set up in the future or other cooperation company or the toll booths which party A has the operation right so as to have the collected fee of the toll booths saved. The usage of the deposit will be supervised by the bank. Party B is entitled to request the bank use the deposit to pay for Party B first.

CHAPTER 13  LABOUR MANAGEMENT

13.1 The matters of the cooperative company concerning the recruitment, employment, dismissal, resignation, wages, employee insurance, welfare, rewards and others shall be handled according to the employment management provisions of foreign investment enterprise in China and the employment contract individually signed between the cooperative company and employees. After signing the employment contract, it should be filed in a local employment management department according to the regulations.

13.2 Board of Directors shall decide the wages, welfare, social insurance, travel allowance of the general manager, deputy general manager, senior management staff and specialist.

13.3 The employees of the cooperation company are entitled to establish a trade union and to start the activities of the trade union in accordance with the stipulations of "Employment Law of People's Republic of China.

CHAPTER 14  FOREIGN EXCHANGE MANAGEMENT

14.1 All matters pertaining to foreign exchange affairs of the cooperation company shall be handled in accordance with the present regulations and future effective regulations promulgated by the Chinese Government.

14.2 According to the resolutions of the Board Meeting, the cooperation company shall open a foreign currencies account and RMB account according in Bank of China or other financial institutions approved by the People's Bank of China.

14.3 The wages of the staff abroad and others proper returns of the cooperative company shall be remitted abroad in accordance with the regulations.

14.4 Under the permission of the law, if the cooperation company receive foreign currencies from the business, Party A shall be responsible for handling all the necessary procedures stipulated by the government.

CHAPTER 15  TAX, FINANCIAL AND AUDIT

15.1 In the view of the fact that the business of the cooperative company, which brings a positive effect to the economy, is to construct and manage the toll road and the cooperative company has injected a vast amount of capital and born a high risk, however, the investment return period is long. Therefore, parties A and B shall strive for obtaining taxes and expenses privilege from the government at provincial and state level.

15.2 The financial accounting of the cooperative company will be in accordance with the "People's Republic of China Foreign Investment Enterprise Management Provisions", "People's Republic of China Foreign Investment Enterprise Accounting Policy" and the relevant requirements stipulated by Board of Directors.

15.3 The opening and closing of bank accounts of the cooperative company shall be jointly signed by the representatives of both parties or the general manager nominated by Party B and the deputy general manager nominated by Party A or the chief accountant. The usage of the capital shall be strictly conformed to the financial policy passed by Board of Directors. The expenditure company checks shall be jointly signed by the general manager and the deputy general manager nominated by Party A or the chief accountant.

15.4 The general manager shall report the operation situation of the previous quarter and submit the financial statement of that quarter to the cooperative partners before the 10th day of the first month of each quarter. The cooperation parties are entitled to request Board of Directors or general manager to provide information showing financial situation of the company anytime.

15.5 Within the first three months of each fiscal year, the general manager shall prepare the previous year's balance sheet, profit and loss statement and submit to Board Meeting for examination and approval.

15.6 The fiscal year of the cooperative company shall start from 1st January to 31st December each year. All vouchers, receipts, financial statements and ledgers shall be written in Chinese.

15.7 The ledgers shall be recorded in RMB. In case the transaction is handled in foreign currencies, then it will be recorded in foreign currency. The exchange rate of RMB and foreign currencies will be the mean of the foreign currencies exchange rate announced by the People's bank of China on the day of the deal. The monthly financial statement shall be submitted to Board of Directors within 5 days after the end of the month, quarterly financial statement within 30 days after the end of the quarter and annual financial statement within 3 months after the end of the year.

15.8 The cooperative company shall act in accordance with the stipulations of the "People's Republic of China Sino-foreign Cooperative Operational Law" to withdraw the legal provident fund and public welfare fund. The proportion of withdrawal of the legal provident fund and public welfare fund every year shall be decided by Board of Directors according to the operation situation of the cooperative company.

15.9 The cooperative company shall employ an international auditors or an international recognized auditors to audit the accounts of the cooperative company. The auditors' report shall be delivered to Board of Directors and the general manager. If it is necessary to re-audit the account anytime during the cooperative period, any party shall employ other auditors to carry out another independent audit. The audit fee will be paid by that party. If the independent second audit reviews that there are errors in relevant financial statements and final accounts, the responsible party shall pay for the audit expenditure of the independent second audit and double damages to the aggrieved party.

CHAPTER 16  THE AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT

16.1 The amendment of this contract shall be effective only after being signed by both Parties A and B and the official approval procedures have been completed.

16.2 The contract can be discharged in advance under the following circumstances (under this circumstance, the cooperative company can be dismissed):

     (1) Either cooperative party purchases all the rights and interests of the other party;

     (2) Both the cooperative parties unanimously agree to discharge the contract in advance;

     (3) Either party is willing to or is forced to announce bankrupt; or starts to bankrupt, consolidate or carries out liquidation procedures; or the party has reached an agreeement with the creditors to liquidate all or part of the debts and the other party of the contract issues a notice of discharge of the contract in advance.

16.3 Without affecting the effect of the stipulations in Chapter 17, the contract can be discharged in advance. Under this circumstance, all property of the cooperative company shall be liquidated (except for the condition stated in 16.2(I)). During liquidation, the value of the road section of the project and other auxiliary facilities shall be calculated according to the book value at the time of liquidation. The book value of other properties shall be reviewed according to the market price at that time. The properties after liquidation, having deducted reasonable expenses, shall be shared according to the ratio of the registered capital injected into the cooperative company by the cooperative two parties in order not to damage the rights and interests of the cooperative company.

CHAPTER 17  LIABILITIES FOR BREACH OF CONTRACT

17.1 Should either Party A or Party B fail to pay on schedule the contribution in accordance with the provisions stipulated in Chapter 6 of this contract, the breaching party shall pay 1% of the late payment as a penalty for the delay for the first month. Should the breaching party fail to pay after two months, apart from paying 3% of the late payment as a penalty, the other party shall be entitled to terminate the contract and to seek economic damages from the breaching party.

17.2 Apart from the situation mentioned in 17.1, should either party breach the contract or its appendices and/or the stipulations of the Articles of Association of the cooperative company (including any statements, warranties, promises) the party shall compensate the other party all the expenses arisen. The aggrieved party shall be entitled to terminate the contract anytime in advance.

17.3 The provisions above this condition do not eliminate other stipulations which the foreign party is based on the provisions and appendix of the contract. Foreign party requests the guarantor fulfill the obligations to the Chinese party or obtain the investment return and compensation right from the specified account on behalf of the Foreign party. The rights mentioned above are juxtaposed and do not have priority.

CHAPTER 18  THE DISMISSAL AND LIQUIDATION AFTER THE EXPIRATION OF THE TENURE

18.1 The cooperative company shall be dismissed upon its expiration in accordance with the stipulation in Chapter 9 (except for the extension of the term of the cooperative contract). Board of Directors of the cooperative company shall work out the procedures and principles of the liquidation and nominate candidates to form a Liquidation Committee in accordance with relevant laws and regulations of the People's Republic of China.

18.2 Upon the approval of Board meeting, the Liquidation Committee (including the representative appointed by both parties) shall sort out all assets, credits and liabilities of the cooperative company, work out assets and liabilities statement and financial checklist, put forward the basis on which the property is to be valued and calculated, and a handling process. After the payment of all reasonable expenditure, the assets after liquidation shall be the remaining current assets of the cooperative company. Parties A and B shall get 20% and 80% of the current assets respectively and Party A shall get all the remaining fixed assets without valuation.

18.3 Upon the liquidation, a liquidation report shall be submitted to Board Meeting for approval by the Liquidation Committee. The Liquidation
     Committee shall report to the examination and approval authority and nullify the registration procedure and hand in the business license for cancellation from the original registration authority.

18.4 The termination of the contract and the dismissal of the cooperative company shall not affect any other rights which have been conferred by this contract, including the rights for litigation and for seeking compensation for all loss and expenses.

CHAPTER 19  APPLICABLE LAW

19.1 The  conclusion,  effectiveness,   explanation,  performance,  solution  of
     dispute are bound by the law of the People's Republic of China.

CHAPTER 20  SETTLEMENT OF DISPUTES

20.1 Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission in accordance with its rules of procedure. The arbitrative award is final and binding upon both parties. All expenses arising from the arbitration shall be borne by the loser.

20.2 During the arbitration process, apart from the section of the contract which the dispute is arisen, both parties shall continue to fulfill the remaining part of the contract.

CHAPTER 21  THE EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

21.1 All terms and conditions stipulated according to the provisions of this Articles of Association shall be the appendix of this contract.

21.2 The contract and the appendix shall be effective after obtaining the approval from relevant government authority. This contract is effective on the day when it is obtained an approval. For matter(s) not being mentioned in this contract, both parties shall establish a supplementary agreement as an appendix of this contract.

21.3 When one Party does not exercise certain rights of the contract, it does not mean that it gives up the rights or the remedies it has. Similarly, when one party gives up certain rights or is exempted from fulfilling certain obligations to the other party, it does not imply that this party gives up its other rights or is exempted from the other obligations to the other party. The party concerned can exercise the right and demand of compensation in accordance with the stipulations of the contract and the other rights and demands of compensation conferred by the law.

21.4 Should either of the parties to the contract be prevented from executing the contract by force majeure shall notify the other party immediately and provide a detail report of the event and the demand of exemption to the other party within 14 days. The party concerned shall try its best to minimize and make up for the loss through taking measures. The detailed report shall be enclosed with documents issued by the local notary organization or relevant government authority to certify the occurrence of such event as a result of the force majeure. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations fulfilled by the party affected or to postpone the execution of the contract in accordance with the effects of the force majeure brought on the performance of the contract.

21.5 If there is any conflict(s) arisen between this contract and Articles of Association or other agreements or contracts signed by the two parties between the cooperative company or the cooperative two parties and Party A or Party B, all terms and conditions shall be in accordance with this contract. If there are any conditions owing to certain reasons that are not effective or cannot be enforced, they will not affect the legality and effectiveness of this contract if unanimous agreement is obtained from the cooperative two parties. Meanwhile, both parties shall amend or correct the condition(s) which is not effective or unable to execute as soon as possible.

21.6 Both parties make representation and warranties to the other party. In all circumstances, each party should disclose all information in relation to the cooperative company and its operation to other party.

21.7 Notice to either party according to the stipulations in this contract shall be made by letter and/or fax in accordance with the address stipulated in Chapter 3 of this contract. If the notice is sent by mail, the delivery day will be the seventh day after the registered mail is sent. Any party who changes its any correspondence address (including registered address, telegram number, facsimile number) shall inform the other party by prior written notice.

21.8 The index and heading of this contract is for easy reference only. They do not affect the content, meaning and explanation of all provisions.

21.9 This contract shall be written in Chinese with eight original copies which all have the same binding forces. The cooperative two parties each keep two copies. The remaining copies will be delivered to relevant units for filing. Duplication copies will be made if necessary. This contract is signed on 5th August 1996 in Hong Kong by the authorized representatives of both parties.

Party A :Huizhou Highway Property   Party B: Guanghui Highway Project Co. Ltd.
         Development Company


Authorized Representative:                Authorized Representative:




Seal:                                     Seal:

                                                                     Appendix II


                SUPERVISION AGREEMENT ON SPECIFIED BANK ACCOUNT


This agreement is signed by three parties hereunder at Huizhou, Guangdon province on 5th August, 1996:

Party A   : Huizhou Highway Property Development Company
Party B   : Guang Hui Highway Project Company Limited
Party C   : Construction Bank of China, Huizhou Branch

WHEREAS Party A and Party B signed the "Regarding the establishment of Guinghui Highway Development Co. Ltd. Agreement" ("cooperative contract") on 5th August, 1996 and a Sino-foreign cooperative company ("cooperative company") is established in Huizhou, Guangdon province accordingly;

WHEREAS in accordance with the cooperative contract, the cooperative company shall allocate the income to party B with first priority;

NOW THEREFORE Party A, Party B and Party C shall herein agree and comply with the following provisions signed:

     1. Party A and Party B agree to open a Specified Bank Account in Party C's Huizhou Branch under the name of the cooperative company for saving the toll fees of the toll booths in Tongkeng, Pingling or other toll booths that may be set up by the cooperative company in the future. Both Parties A and B guarantee that all toll fees collected either in RMB or foreign currency will be deposited into the specified bank account in accordance with the laws and related regulations.

     2. In order to ensure that all income from the toll booths shall be deposited in Party C bank account, Party C agrees to appoint a person to reach the toll booths at 11:45 a.m. and 6:00 p.m. everyday to check the collected toll fees on the spot and deposit them into the specified bank account.

     3. The Party or Parties concerned shall cooperate with Party C when Party C carries out its work at toll booths and shall provide evidence for the toll fee(s) that has been written out but has not been deposited in the bank.

     4. Party C shall carry out its work seriously in toll booths in accordance with the stipulations of the State Exchange, Banking and Business and shall keep the daily accounting records for reference.

     5. Under normal conditions, the deposit in specified bank account shall only be used to pay for the expenses arising from the implementation of the cooperative contract, including the management expenses of the first phase of investment and Jinlong Highway.

     6. In case the cooperative company does not comply with the provisions of the cooperative contract and does not pay for Party B the agreed minimum return on time, Party C agrees, having received the written notice from Party B, to supervise the specified bank account immediately. All the deposit in the specified bank account shall be used to pay for Party B's agreed minimum return in accordance with the cooperative contract. Party A agrees that Party B is entitled to request Party C to supervise the accounts of other road section of Party A. In case the cooperation company does not generate enough income to pay for Party B the agreed minimum return mentioned in
          Article 12.1 and 12.2 of the contract. Party B is entitled to request the bank to autopay Party B the agreed minimum return compromised by Parties A and B from Party A's account of other road section. When the cooperative company or guarantor (i.e. Party A) has paid the minimum return to Party B, the cooperative company shall not withdraw any deposit of the specified bank account until Party B agrees and provides a written notice to Party C to release the supervision.

     7. This agreement shall be effective from the day when it is signed and shall be expired after the liquidation is completed.

     8. This agreement and appendices shall be effective when they are signed by the three parties. The agreement has three original copies. Each party shall keep one of these copies.

Party A:  Huizhou Highway Property Development Company Limited.
Authorized Representative:




Chop:

Party B:  Guang Hui Highway Project Company Limited
Authorized Representative:




Chop:

Party C:  Construction Bank of China, Huizhou Branch
Authorized Representative:




Chop: